Savers Value Village, Inc. Reports Second Quarter Financial Results
Sales increased 4.0%, or 6.2% in constant currency1
Comparable store sales increased 5.5%
Sales yield2 increased 8.0% to $1.49

Bellevue, WA - August 10, 2023 – Savers Value Village, Inc. (NYSE: SVV), (the “Company”) today announced financial results for the thirteen weeks ended July 1, 2023 (the “second quarter of 2023”).
Highlights for the Second Quarter of 2023, Compared to the Second Quarter of 2022
•Net sales increased 4.0% to $379.1 million. Constant currency net sales1 increased 6.2% to $387.4 million.
•Comparable store sales increased 5.5%, with U.S. and Canada up 5.6% and 5.5%, respectively.
•Sales yield2 increased 8.0% to $1.49 per pound.
•The Company opened one new store, ending the second quarter with 318 stores, a 2.9% net increase in the number of stores year over year.
•Net income increased 13.6% to $35.1 million, or $0.24 per diluted share, from $30.9 million, or $0.21 per diluted share. Net income margin increased 70 basis points to 9.2%.
•Adjusted net income1 totaled $32.6 million, or $0.22 Adjusted net income per diluted share1.
•Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”)1 increased 4.7% to $89.3 million, and Adjusted EBITDA margin1 increased 10 basis points to 23.5%. Adjusted EBITDA1 included a $2.4 million negative impact from changes in foreign currency rates.

Mark Walsh, Chief Executive Officer, commented, “We are pleased with our strong second quarter results, which exceeded our expectations both on the top and bottom lines. At a time when consumers are seeking value and thinking more about sustainability, the popularity of thrifting continues to grow. We continue to leverage our proven business model and execute against our strategic initiatives to enhance our competitive position and drive profitable growth.”

[1] Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as well as amounts presented on a constant currency basis, are not measures recognized under U.S. generally accepted accounting principles (“GAAP”). For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures”, “Constant Currency” and the accompanying financial tables which reconcile GAAP financial measures to these non-GAAP measures below.

[2] Sales yield is presented on a currency neutral and comparable store sales growth basis. We define sales yield as retail sales generated per pound of processed volume.

Fiscal 2023 Outlook
The Company expects the following for the fifty-two weeks ended December 30, 2023 (“fiscal 2023”):
•The opening of approximately 12 new stores;
•Total net sales of approximately $1.51 billion;
•Comparable store sales growth increase of approximately 5.0%;
•Net income of approximately $23 million;
•Adjusted net income of approximately $98 million1;
•Adjusted EBITDA of approximately $320 million2;
•Capital expenditures in the range of $100 to $105 million; and
•GAAP-based diluted weighted average common shares outstanding of approximately 160.0 million.
Assumed in the Company’s net income is stock-based compensation of approximately $69 million reflecting equity issued in connection with the Company’s IPO, of which $48 million and $21 million is expected to be recognized during the third and fourth quarters, respectively.

Initial Public Offering
On July 03, 2023, the Company completed its initial public offering (“IPO”) for the sale of 18.8 million shares of its common stock at a public offering price of $18.00 per share. Net proceeds to the Company from the IPO were $305.7 million after deducting underwriting discounts and commissions of $22.8 million and unpaid offering expenses of approximately $9.0 million. The Company used the net proceeds from its IPO, together with an additional $5.9 million of cash on its balance sheet, to redeem $55.0 million aggregate principal amount of the Senior Secured Notes and repay $252.4 million aggregate principal amount of outstanding borrowings under the Term Loan Facility, as well as accrued and unpaid interest and premium under the Term Loan Facility and the Notes. These transactions resulted in a loss on extinguishment of debt of $10.6 million. Following the partial redemption of the Senior Secured Notes and partial repayment of the Term Loan Facility, the total face value of debt outstanding was $819.8 million. Following the IPO, the Company’s net leverage was 2.3x which we define as total debt less unrestricted cash, divided by Adjusted EBITDA for the trailing twelve months.
Conference Call Information
A conference call to discuss the second quarter financial results is scheduled for today, August 10, 2023, at 4:30 p.m. ET.
Investors and analysts who wish to participate in the call are invited to dial +1 206 962-3782 (international callers, please dial +1 888 259-6580) approximately 10 minutes prior to the start of the call. Please reference Conference ID 74899986 when prompted. A live webcast of the conference call will be available over the Internet, which you may access by logging on to the Investor Relations section on the Company’s website at https://ir.savers.com/events-and-presentations/default.aspx.
A recorded replay of the call will be available shortly after the conclusion of the call and remain available until August 24, 2023. To access the telephone replay, dial +1 416 764-8692 (international callers, please dial +1 877 674 7070). The access code for the replay is 899986#. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain available on the website for one year.

[1] Adjusted net income is not a measure recognized under U.S. GAAP. For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures” and the accompanying financial tables which reconcile GAAP financial measures to non-GAAP measures below.

2 We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we cannot determine the probable significance of the various reconciling items, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

About the Savers Value Village™ family of thrift stores
As the largest for-profit thrift operator in the United States and Canada for value priced pre-owned clothing, accessories and household goods, our mission is to champion reuse and inspire a future where secondhand is second nature. Learn more about the Savers family of thrift stores, our impact, and the #ThriftProud movement at savers.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including its fiscal 2023 outlook or financial guidance, and industry outlook. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including, but not limited to, legislation, national trade policy, and the following: the Company’s failure to adequately procure and manage its inventory or anticipate consumer demand; changes in consumer confidence and spending; risks associated with its status as a “brick and mortar” only retailer; risks associated with intense competition; its failure to open new profitable stores, or successfully enter new markets on a timely basis or at all; the risks associated with doing business with international manufacturers and suppliers including, but not limited to, transportation and shipping challenges, and potential increases in tariffs on imported goods; outbreak of viruses or widespread illness, including the continued impact of COVID-19 and continuing or renewed regulatory responses thereto; risks associated with heightened geopolitical instability due to the Russia/Ukraine conflict; its inability to operate its stores due to civil unrest and related protests or disturbances; its failure to properly hire and to retain key personnel and other qualified personnel; its inability to obtain favorable lease terms for its properties; the failure to timely acquire, develop and open, the loss of, or disruption or interruption in the operations of, its centralized distribution centers; fluctuations in comparable store sales and results of operations, including on a quarterly basis; risks associated with its lack of operations in the growing online retail marketplace; risks associated with litigation, the expense of defense, and the potential for adverse outcomes; its inability to successfully develop or implement its marketing, advertising and promotional efforts; the seasonal nature of its business; risks associated with the timely and effective deployment, protection, and defense of computer networks and other electronic systems, including e-mail; changes in government regulations, procedures and requirements; risks associated with natural disasters, whether or not caused by climate change; and its ability to service indebtedness and to comply with its financial covenants together with each of the other factors set forth under the heading “Risk Factors” in its filings with the United States Securities and Exchange Commission (“SEC”). Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company is not under any obligation (and specifically disclaims any such obligation) to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Non-GAAP Financial Measures
The Company reports its financial results in accordance with GAAP. Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. The Company has included these non-GAAP measures in this press release as these are key measures used by its management and its board of directors to evaluate its operating performance and the effectiveness of its business strategies, make budgeting decision, and evaluate compensation decisions. Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. There are limitations to using non-GAAP financial measures, including those amounts presented in accordance with the Company’s definitions of Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as they may not be comparable to similar measures disclosed by its competitors, because not all companies and analysts calculate Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin in the same manner. Because of these limitations, you should consider Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, including, as applicable, net income and the Company’s other GAAP results. The Company presents Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin because we consider these meaningful measures to share with investors because they best allow comparison of the performance of one period with that of another period. In addition, Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin afford investors a view of what management considers its operating performance to be and the ability to make a more informed assessment of such operating performance as compared with that of the prior period.

Adjusted net income is defined as net income excluding the impact of loss on extinguishment of debt, non-recurring stock-based compensation expense, transaction costs, divided-related bonus, certain other expenses, and the tax effect on the above adjustments. The Company defines Adjusted net income per diluted shares as Adjusted net income divided by diluted weighted average common shares outstanding.

The Company defines Adjusted EBITDA as net income before interest expense, net, income tax expense, and depreciation and amortization, Adjusted to exclude loss on extinguishment of debt, stock-based compensation expense, non-cash occupancy-related costs, lease intangible asset expense, pre-opening expenses, store closing expenses, executive transition costs, transaction costs, dividend-related bonus, and certain other adjustments. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.
Constant Currency
The Company reports certain operating results on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refer to the exchange rates used to translate the Company's operating results for all countries where the transactional currency is not the U.S. Dollar into U.S. Dollars. Because the Company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, the Company's financial results are affected positively by a weaker U.S. Dollar and are affected negatively by a stronger U.S. Dollar. References to operating results on a constant-currency basis mean operating results without the impact of foreign currency exchange rate fluctuations.
The Company believes disclosure of constant-currency results is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of the underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are non-GAAP financial measures and are not meant to be considered as an alternative or substitute for comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. During the thirteen weeks ended and twenty-six weeks ended July 1, 2023, as compared to the thirteen weeks ended and twenty-six weeks ended July 2, 2022, the U.S. dollar was stronger relative to the Canadian and Australian dollars which resulted in an unfavorable foreign currency impact on our operating results. To present this information, our current operating results in currencies other than the U.S. dollar are converted into U.S. dollars using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect.

Investor Contact:
John Rouleau/Lyn Walther
ICR, Inc.
Investors@savers.com

Media Contact:
Sara Gaugl
Savers Value Village
sgaugl@savers.com

SAVERS VALUE VILLAGE, INC.

Condensed Consolidated Balance Sheets
(All amounts in thousands, except per share amounts, unaudited)

	July 1, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$111,565	$112,132
Trade receivables, net of allowance for doubtful accounts	12,924	14,092
Inventories	30,192	21,822
Prepaid expenses and other current assets	57,039	35,647
Derivative asset – current	9,629	8,625
Total current assets	221,349	192,318
Property and equipment, net	209,208	190,518
Right-of-use lease assets	466,746	437,843
Goodwill	687,440	681,447
Intangible assets, net	168,614	170,651
Derivative asset – non-current	26,023	31,077
Other assets	3,788	3,961
Total assets	$1,783,168	$1,707,815
Current liabilities:
Accounts payable and accrued liabilities	$104,006	$80,748
Accrued payroll and related taxes	55,619	62,046
Lease liabilities – current	72,234	79,838
Current portion of long-term debt and short-term borrowings	13,250	50,250
Total current liabilities	245,109	272,882
Long-term debt, net	1,079,701	783,347
Lease liabilities – non-current	388,803	349,194
Deferred tax liabilities, net	68,652	63,141
Other liabilities	13,474	11,916
Total liabilities	1,795,739	1,480,480
Stockholders’ (deficit) equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	227,335	226,327
Accumulated deficit	(275,801)	(38,443)
Accumulated other comprehensive income	35,895	39,451
Total stockholders’ (deficit) equity	(12,571)	227,335
Total liabilities and stockholders’ (deficit) equity	$1,783,168	$1,707,815

SAVERS VALUE VILLAGE, INC.

Condensed Consolidated Statements of Income
(All amounts in thousands, except per share amounts, unaudited)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	July 1, 2023		July 2, 2022		July 1, 2023		July 2, 2022
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales	$379,102	100.0%	$364,668	100.0%	$724,786	100.0%	$692,135	100.0%
Operating expenses:
Cost of merchandise sold, exclusive of depreciation and amortization	154,945	40.9	146,794	40.3	300,698	41.5	290,749	42.0
Salaries, wages and benefits	67,342	17.7	66,103	18.1	159,974	22.1	131,536	19.0
Selling, general and administrative	73,259	19.3	76,298	20.9	150,304	20.7	148,771	21.5
Depreciation and amortization	14,693	3.9	14,043	3.9	29,177	4.0	26,692	3.9
Total operating expenses	310,239	81.8	303,238	83.2	640,153	88.3	597,748	86.4
Operating income	68,863	18.2	61,430	16.8	84,633	11.7	94,387	13.6
Other (expense) income:
Interest expense, net	(27,734)	(7.3)	(14,807)	(4.1)	(52,204)	(7.2)	(29,401)	(4.2)
Gain (loss) on foreign currency, net	4,487	1.1	(6,251)	(1.6)	5,782	0.8	(8,268)	(1.2)
Other income, net	434	0.1	132	—	218	—	55	—
Loss on extinguishment of debt	—	—	—	—	(6,011)	(0.8)	(1,023)	(0.1)
Other expense, net	(22,813)	(6.1)	(20,926)	(5.7)	(52,215)	(7.2)	(38,637)	(5.5)
Income before income taxes	46,050	12.1	40,504	11.1	32,418	4.5	55,750	8.1
Income tax expense	11,000	2.9	9,646	2.6	7,563	1.1	12,961	1.9
Net income	$35,050	9.2%	$30,858	8.5%	$24,855	3.4%	$42,789	6.2%
Net income per share, basic	$0.25		$0.22		$0.18		$0.30
Net income per share, diluted	$0.24		$0.21		$0.17		$0.29
Basic weighted average shares outstanding	141,712		141,545		141,705		141,545
Diluted weighted average shares outstanding	146,174		146,162		146,258		146,162

SAVERS VALUE VILLAGE, INC.

Condensed Consolidated Statements of Cash Flows
(All amounts in thousands, unaudited)

	Twenty-Six Weeks Ended
	July 1, 2023	July 2, 2022
Cash flows from operating activities:
Net income	$24,855	$42,789
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	1,857	282
Amortization of debt issuance costs and debt discount	3,223	1,961
Depreciation and amortization	29,177	26,692
Operating lease expense	58,275	58,148
Deferred income taxes, net	5,290	3,748
Loss on extinguishment of debt	6,011	1,023
Other items, net	(10,800)	14,080
Changes in operating assets and liabilities:
Trade receivables	(596)	(7,099)
Inventories	(8,291)	(4,772)
Prepaid expenses and other current assets	(19,466)	(6,518)
Accounts payable and accrued liabilities	24,727	(3,489)
Accrued payroll and related taxes	(6,898)	(19,962)
Operating lease liabilities	(55,100)	(55,376)
Other liabilities	1,526	(989)
Net cash provided by operating activities	53,790	50,518
Cash flows from investing activities:
Purchases of property and equipment	(47,167)	(57,794)
Net settlement of derivative instruments	32	(691)
Net cash used in investing activities	(47,135)	(58,485)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net	529,247	—
Principal payments on long-term debt	(237,525)	(6,866)
Advances on revolving line of credit	42,000	53,000
Repayments of revolving line of credit	(79,000)	(53,000)
Prepayment premium on extinguishment of debt	—	(1,023)
Net settlement of derivative instruments	3,889	—
Repurchase of shares and shares withheld to cover taxes	(849)	—
Payment of debt issuance costs	(4,359)	(161)
Dividends paid	(262,235)	—
Net cash used in financing activities	(8,832)	(8,050)
Effect of exchange rate changes on cash and cash equivalents	1,610	(898)
Net change in cash and cash equivalents	(567)	(16,915)
Cash and cash equivalents at beginning of period	112,132	97,915
Cash and cash equivalents at end of period	$111,565	$81,000

SAVERS VALUE VILLAGE, INC.

Supplemental Detail on Net Income Per Common Share Calculation
(Unaudited)

The following unaudited table sets forth the computation of net income per basic and diluted share as shown on the face of the accompanying condensed consolidated statements of income:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(in thousands, except per share data)	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Numerator
Net income	$35,050	$30,858	$24,855	$42,789
Denominator
Basic weighted average common shares outstanding	141,712	141,545	141,705	141,545
Dilutive effect of employee stock options and awards	4,462	4,617	4,553	4,617
Diluted weighted average common shares outstanding	146,174	146,162	146,258	146,162
Net income per share
Basic	$0.25	$0.22	$0.18	$0.30
Diluted	$0.24	$0.21	$0.17	$0.29

SAVERS VALUE VILLAGE, INC.

Supplemental Detail on Net Sales by Segment
(Unaudited)

The following unaudited tables present net sales by segment for the periods presented:

	Thirteen Weeks Ended
(dollars in thousands)	July 1, 2023	July 2, 2022	$ Change	% Change
U.S. Retail	$196,500	$188,199	$8,301	4.4%
Canada Retail	153,489	149,952	3,537	2.4
Other	29,113	26,517	2,596	9.8
Total net sales	$379,102	$364,668	$14,434	4.0%

	Twenty-Six Weeks Ended
(dollars in thousands)	July 1, 2023	July 2, 2022	$ Change	% Change
U.S. Retail	$380,521	$362,222	$18,299	5.1%
Canada Retail	286,762	277,861	8,901	3.2
Other	57,503	52,052	5,451	10.5
Total net sales	$724,786	$692,135	$32,651	4.7%

SAVERS VALUE VILLAGE, INC.

Supplemental Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

The following information relates to non-GAAP financial measures and should be read in conjunction with the investor call held on August 10, 2023, discussing the Company’s financial condition and results of operations for the second quarter.

A reconciliation of net income and net income per diluted share on a GAAP basis to Adjusted net income and Adjusted net income per diluted share for the thirteen and twenty-six weeks ended July 1, 2023 and July 2, 2022 is presented in the table below:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(in thousands, except per share amounts)	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Net income:
Net income	$35,050	$30,858	$24,855	$42,789
Loss on extinguishment of debt(1)	—	—	6,011	1,023
Non-recurring stock-based compensation expense(1)(2)	26	—	26	—
Transaction costs(1)(3)	780	386	1,720	1,180
Dividend-related bonus(1)(4)	—	—	24,097	—
(Gain) loss on foreign currency, net(1)	(4,487)	6,251	(5,782)	8,268
Other adjustments(1)(5)	170	3,515	(464)	3,356
Tax effect on adjustments	1,018	(3,228)	(7,426)	(4,397)
Adjusted net income	$32,557	$37,782	$43,037	$52,219

Net income per share - diluted:
Net income per diluted share	$0.24	$0.21	$0.17	$0.29
Loss on extinguishment of debt(1)	—	—	0.04	0.01
Non-recurring stock-based compensation expense(1)(2)	—	—	—	—
Transaction costs(1)(3)	0.01	—	0.01	0.01
Dividend-related bonus(1)(4)	—	—	0.16	—
(Gain) loss on foreign currency, net(1)	(0.03)	0.04	(0.04)	0.06
Other adjustments(1)(5)	—	0.02	—	0.02
Tax effect on adjustments	0.01	(0.02)	(0.05)	(0.03)
Adjusted net income per diluted share*	$0.22	$0.26	$0.29	$0.36
*May not foot due to rounding
(1)Presented pre-tax.
(2)Reflects stock-based compensation expense related to restricted stock units issued in connection with the Company’s IPO.
(3)Transaction costs are comprised of non-capitalizable expenses related to the Company’s IPO and the 2nd Ave. acquisition, such as accounting, consulting and legal fees.
(4)Represents dividend-related bonus and related taxes paid in conjunction with the Company’s February 2023 dividend.
(5)Other adjustments include loss on asset disposals. The twenty-six weeks ended July 1, 2023 further includes legal settlement proceeds of $0.5 million.

A reconciliation of the Company’s fiscal 2023 outlook for net income on a GAAP basis to Adjusted net income is presented in the table below:

Fifty-Two Weeks Ended
(in millions)	December 30, 2023
Net income:
Net income	$23
Loss on extinguishment of debt(1)	17
Non-recurring stock-based compensation expense(1)(2)	69
Transaction costs(1)(3)	2
Dividend-related bonus(1)(4)	24
Gain on foreign currency, net(1)	(6)
Other adjustments(1)(5)	(0.5)
Tax effect on adjustments	(31)
Adjusted net income	$98
(1)Presented pre-tax.
(2)Reflects stock-based compensation expense related to performance-based options and restricted stock units issued in connection with the Company’s IPO.
(3)Transaction costs are comprised of non-capitalizable expenses related to the Company’s IPO and the 2nd Ave. acquisition, such as accounting, consulting and legal fees.
(4)Represents dividend-related bonus and related taxes paid in conjunction with the Company’s February 2023 dividend.
(5)Reflects legal settlement proceeds of $0.5 million.

A reconciliation of GAAP net income to Adjusted EBITDA for the thirteen and twenty-six weeks ended July 1, 2023 and July 2, 2022 is presented in the table below:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(dollars in thousands)	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Net income	$35,050	$30,858	$24,855	$42,789
Interest expense, net	27,734	14,807	52,204	29,401
Income tax expense	11,000	9,646	7,563	12,961
Depreciation and amortization	14,693	14,043	29,177	26,692
Loss on extinguishment of debt(1)	—	—	6,011	1,023
Stock-based compensation expense(2)	940	120	1,857	282
Non-cash occupancy-related costs(3)	714	818	1,411	1,511
Lease intangible asset expense(4)	1,027	2,865	2,153	5,083
Pre-opening expenses(5)	1,214	881	2,592	2,620
Store closing expenses(6)	419	837	867	661
Executive transition costs(7)	—	231	—	1,124
Transaction costs(8)	780	386	1,720	1,180
Dividend-related bonus(9)	—	—	24,097	—
(Gain) loss on foreign currency, net	(4,487)	6,251	(5,782)	8,268
Other adjustments(10)	170	3,515	(464)	3,356
Adjusted EBITDA	$89,254	$85,258	$148,261	$136,951
Net income margin	9.2%	8.5%	3.4%	6.2%
Adjusted EBITDA margin	23.5%	23.4%	20.5%	19.8%

(1)Removes the effects of the loss on debt extinguishment in relation to the partial repayment of outstanding borrowings under the Term Loan Facility on February 6, 2023 and the repayment of a mortgage loan on January 6, 2022.

(2)Represents non-cash stock based compensation expense related to stock options and restricted stock units granted to certain of the Company’s employees and directors.
(3)Represents the difference between cash and straight-line lease expense for all periods.
(4)Represents lease expense associated with acquired lease intangibles. Prior to the adoption of Topic 842, this expense was included within depreciation and amortization.
(5)Pre-opening expenses include expenses incurred in the preparation and opening of new stores and processing locations, such as payroll, training, travel, occupancy and supplies.
(6)Costs associated with the closing of certain retail locations, including lease termination costs, amounts paid to third parties for rent reduction negotiations, and fees paid to landlords for store closings.
(7)Represents severance costs associated with executive leadership changes and the 2nd Ave. Acquisition.
(8)Transaction costs are comprised of non-capitalizable expenses related to the Company’s IPO and the 2nd Ave. acquisition, such as accounting, consulting and legal fees.
(9)Represents dividend-related bonus and related taxes paid in conjunction with the Company’s February 2023 dividend.
(10)Other adjustments include loss on asset disposals. The twenty-six weeks ended July 1, 2023 further includes legal settlement proceeds of $0.5 million.

Constant-currency
The Company calculates constant-currency net sales by translating current-period net sales using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect. The Company’s constant-currency net sales are not financial measures prepared in accordance with GAAP.

A reconciliation of GAAP net sales to constant-currency net sales for the thirteen and twenty-six weeks ended July 1, 2023 and July 2, 2022 is presented in the table below:

	Thirteen Weeks Ended
(dollars in thousands)	July 1, 2023	July 2, 2022	$ Change	% Change
Net sales	$379,102	$364,668	$14,434	4.0%
Impact of foreign currency	8,258	n/a	8,258	n/m
Constant-currency net sales	$387,360	$364,668	$22,692	6.2%

	Twenty-Six Weeks Ended
(dollars in thousands)	July 1, 2023	July 2, 2022	$ Change	% Change
Net sales	$724,786	$692,135	$32,651	4.7%
Impact of foreign currency	17,767	n/a	17,767	n/m
Constant-currency net sales	$742,553	$692,135	$50,418	7.3%

n/a - not applicable n/m - not meaningful

Supplemental Metrics
In assessing the performance of the Company’s business, it considers a variety of supplemental metrics to evaluate the performance of its business, identify trends, formulate financial projections and make strategic decisions. The Company believes that these metrics provide useful information to investors and others in understanding and evaluating its results of operations in the same manner as its management team.

The following table summarizes certain supplemental metrics for the thirteen and twenty-six weeks ended July 1, 2023 and July 2, 2022:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Comparable Store Sales Growth
United States	5.6%	1.7%	5.6%	4.8%
Canada	5.5%	61.7%	7.1%	51.8%
Total(1)	5.5%	22.4%	6.3%	21.3%
Number of Stores
United States	152	149	152	149
Canada	154	150	154	150
Total(1)	318	309	318	309
Pounds processed (lbs mm)	246	256	485	496
Sales yield	$1.49	$1.38	$1.44	$1.33
(1)Total comparable store sales growth and total number of stores includes the Company’s Australia retail locations, in addition to the United States and Canada.